EXETER  FUND,  INC.
     FORM  OF
     SUPPLEMENT  TO  INVESTMENT  ADVISORY  AGREEMENT
     SCHEDULE  A

     World  Opportunities  Series  II
     All-Equity  Series


     SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of April 30, 1993 between Exeter Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Advisor").

     RECITALS

     The Fund has executed and delivered the Investment Advisory Agreement dated as of April 30, 1993 (the "Agreement"), between the Fund and the Advisor. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Series of the Fund. The Fund has created two additional
Series: World Opportunities Series II and All-Equity Series;(the "Additional Series").


     AGREEMENTS

     Now,  therefore,  the  parties  agree  as  follows:

     The percentage rate in Schedule A of the Agreement with respect to the Additional Series will be as set forth below:

     SERIES                         PERCENTAGE
     ------                         ----------

     World  Opportunities  Series  II     1.00%
All-Equity  Series     1.00%


     The  parties  below  have  executed  this  Agreement  as  of  May  9, 2002.



     EXETER  FUND,  INC.



/s/ Williams Manning
William  Manning,  President


     MANNING  &  NAPIER  ADVISORS,  INC.


/s/ B. Reuben Auspitz
B.  Reuben  Auspitz,  Executive  V.P.